As filed with the United States Securities and Exchange Commission on August 9, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1847269
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
2210 Woodland Drive
Manitowoc, Wisconsin 54220
(Address, Including Zip Code, of Principal Executive Offices)

Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan
(Full Title of the Plan)

Neal R. Verfuerth
Chief Executive Officer	Copy to:
Orion Energy Systems, Inc.
2210 Woodland Drive	Steven R. Barth, Esq.
Manitowoc, Wisconsin (920) 892-9340 (Name, address and telephone number, including area code, of agent for service)	Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered(1)	Share(2)	Price(2)	Fee
Common Stock, no par value	1,500,000 shares	$3.67	$5,497,500	$639
Common Share Purchase Rights	1,500,000 rights	(3)	(3)	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares of common stock, no par value (“Common Stock”), that may become issuable under the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan by reason of stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the NYSE Amex LLC on August 2, 2011.

(3)	The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
Pursuant to Rule 429 under the Securities Act, the Prospectus referred to herein also relates to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-148401).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
     The purpose of this Registration Statement is to register 1,500,000 additional shares of Common Stock, no par value (the “Common Stock”), of Orion Energy Systems, Inc. (the “Company”) in connection with the 2004 Stock and Incentive Awards Plan.
     Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-148401), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 8. Exhibits.
The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
     (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on August 9, 2011.

ORION ENERGY SYSTEMS, INC.
By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 9, 2011. Each person whose signature appears below constitutes and appoints Neal R. Verfuerth and Scott R. Jensen, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Neal R. Verfuerth Neal R. Verfuerth	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott R. Jensen Scott R. Jensen	Chief Financial Officer (Principal Financial Officer)

/s/ Richard Gaumer Richard Gaumer	Chief Accounting Officer (Principal Accounting Officer)

/s/ James R. Kackley James R. Kackley	Chairman of the Board

/s/ Michael W. Altschaefl Michael W. Altschaefl	Director

/s/ Michael J. Potts Michael J. Potts	Director

/s/ Thomas A. Quadracci Thomas A. Quadracci	Director

/s/ Elizabeth Gamsky Rich Elizabeth Gamsky Rich	Director

/s/ Thomas N. Schueller Thomas N. Schueller	Director

/s/ Mark C. Williamson Mark C. Williamson	Director

/s/ Tryg C. Jacobson Tryg C. Jacobson	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.2)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.3)	Rights Agreement, dated as of January 7, 2009, between Orion Energy Systems, Inc. and Wells Fargo Bank, N.A., which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Common Share Purchase Rights (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed January 8, 2009 (File No. 001-33887)).

(4.4)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.5)	Form of Stock Option Agreement under the Orion Energy Systems, Inc. 2004 Stock and Incentive Awards Plan (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Grant Thornton LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

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